SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, the Board of Directors of Walgreen Co. (the “Company”) approved an amendment (the “Amendment”) to the Walgreen Co. Profit-Sharing Restoration Plan (the “Plan”). The Amendment is effective January 1, 2010 and eliminates the provisions of the Plan that provide for tax gross-up payments, which prior to the Amendment applied in certain limited circumstances.

In fiscal years 2008 and 2009, the following tax-gross up payments were made to named executive officers under the Plan (all of them under provisions being eliminated by the Amendment): Jeffrey A. Rein received a payment of $4,068 in fiscal year 2009; and George J. Riedl received a payment of $2,859 in fiscal year 2008.

For a general description of the Plan, please see page 23 of the Company’s 2009 proxy statement under the heading “Elements of Compensation—Retirement Plans and Programs.”

The aggregate payments under the Plan in fiscal years 2008 and 2009 by the Company to the current named executive officers were:

Name and Principal Position	Fiscal Year 2008 and 2009 Aggregate Profit-Sharing Restoration Plan Payments($)

Gregory D. Wasson	175,581
President and Chief Executive Officer
Alan G. McNally	—
Chairman and Former Acting Chief Executive Officer
Jeffrey A. Rein	362,333
Former Chairman and Chief Executive Officer
Wade D. Miquelon	—
Executive Vice President and Chief Financial Officer
Mark A. Wagner	133,933
Executive Vice President
George J. Riedl	138,683
Senior Vice President
Stanley B. Blaylock	66,513
Senior Vice President

The Compensation Committee of the Company’s Board of Directors conducts a regular review of the Company’s executive compensation programs to ensure that the programs are designed to reward the achievement of annual and long-term Company performance goals and align executive interest with those of shareholders. Such regular reviews have and will continue to include an evaluation of the Company’s retirement programs and plans offered to the Company’s executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: December 28, 2009	By:	/s/ Dana I. Green
Name: Dana I. Green
Title: Senior Vice President, General Counsel and Corporate Secretary